                         THE STATE OF TEXAS

                        SECRETARY OF STATE

                    CERTIFICATE OF INCORPORATION
                               OF
                       TRINITY WORKS, INC.
                    CHARTER NUMBER: 1321298-00

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Incorporation for the above named corporation have been received in this office and are found to confirm to law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Incorporation.

Issuance of this Certificate of Incorporation does not authorize the use of a corporate name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated:                 August 1, 1994
Effective:             August 1, 1994










                              Secretary of State

                  ARTICLES OF INCORPORATION
                           OF
                     TRINITY WORKS, INC.


                       ARTICLE ONE
     The name of the corporation is Trinity Works, Inc.

                       ARTICLE TWO
     The period of duration of the corporation is perpetual.

                       ARTICLE THREE
     The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act (the "TBCA").

                       ARTICLE FOUR
     The aggregate number of shares which the corporation shall have authority to issue is one hundred thousand (100,000) shares of common stock, par value $.01 per share.

                       ARTICLE FIVE
     The corporation will not commence business until it has received consideration of the value of one thousand dollars ($1,000.00) for the issuance of its shares, consisting of money, labor done or property actually received.

                       ARTICLE SIX
     No shareholder or other person shall have any preemptive right whatsoever to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares, or any other securities or property whatsoever.

                       ARTICLE SEVEN
     Cumulative voting shall not be permitted.

                       ARTICLE EIGHT
     The street address of the initial registered office of the corporation and the name of its initial registered agent are:

     Registered Agent                Registered Office

   Mark Ballad Castleman            6000 Shepherd Mountain Cove
                                    Suite 221
                                    Austin, Texas 78730

                       ARTICLE NINE
     The number of directors of the corporation shall be fixed as determined by the Bylaws, and the number of directors constituting the initial board of directors shall be three (3).

The name and address of the people who are to serve as directors until the first annual meeting of the shareholders or until their successors are duly elected and qualified are:

Name                      Address
     Mark Ballad Castleman          6000 Shepherd Mountain Cove
                                    Suite 221
                                    Austin, Texas 78730


    Michael S. Castleman, Jr         12415 Cobblestone
                                     Houston, Texas 77024

    Kent S. Bradshaw                 12307 Queensbury
                                     Houston, Texas 77024

                ARTICLE TEN
     The name and address of the sole incorporator is:

        Name                         Address

    Geoffrey A. Long        Bracewell & Patterson, L.L.P.
                            711 Louisiana Street
                            Suite 2900
                            Houston, Texas 77002-2781

                ARTICLE ELEVEN
     No director of the Corporation shall be liable to the corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except to the extent that the foregoing exculpation from liability is not permitted under the applicable provisions of the Texas Miscellaneous Corporation Laws Act (or any successor or replacement statute) as the same now exists or may hereafter be amended. Any repeal or modification of the provisions of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                ARTICLE TWELVE
     Section 12.1. Voting Requirement. With respect to any matter, other than the election of directors as provided in the bylaws, including, but not limited to, a matter for which the affirmative vote of the holders of a specified portion of the shares of the corporation entitled to vote is required by the TBCA, the affirmative vote of the holders of a majority of the shares of the corporation entitled to vote on the matter shall be the act of the shareholders.

     Section 12.2. Quorum Requirement. The holders of at least a majority of the shares of the corporation issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders of the corporation.

     Section 12.3. Written Consent. Any action required by the TBCA to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of all of the outstanding shares entitled to vote on such action and shall be delivered to the corporation by delivery to its registered office in the state of incorporation, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

     IN WITNESS WHEREOF, I have set my hand this 1st day of August, 1994.




                                Geoffrey A. Long

                     BYLAWS
                       OF
              TRINITY WORKS, INC.
              A TEXAS CORPORATION

               DATE OF ADOPTION
                        ,19

               TABLE OF CONTENTS

                                             Page

                  Article 1
                   Offices

Section 1.1.    Registered Office . . . . . . 1
Section 1.2.    Other Offices . . . . . . . . 1

                  Article 2
                Shareholders

Section 2.1.    Place of Meetings . . . . . . 1
Section 2.2.    Quorum;  Adjournment of Meetings 1
Section 2.3.    Annual Meetings . . . . . . . 2
Section 2.4.    Special Meetings  . . . . . . 2
Section 2.5.    Record Date . . . . . . . . . 2
Section 2.6.    Notice of Meetings  . . . . . 3
Section 2.7.    Shareholders List . . . . . . 4
Section 2.8.    Proxies . . . . . . . . . . . 4
Section 2.9.    Voting; Election; Inspectors  5
Section 2.10.   Conduct of Meetings. . . . .  6
Section 2.11.   Treasury Stock  . . . . . . . 6
Section 2.12.   Action Without Meeting  . . . 6

                   Article 3
             Board of Directors

Section 3.1.    Power; Number; Term of Office 7
Section 3.2.    Quorum; Voting  . . . . . . . 7
Section 3.3.    Place of Meetings; Order of
                Business  . . . . . . . . . . 8
Section 3.4.    First Meeting . . . . . . . . 8
Section 3.5.    Regular Meetings  . . . . . . 8
Section 3.6.    Special Meetings  . . . . . . 8
Section 3.7.    Removal . . . . . . . . . . . 9
Section 3.8.    Vacancies; Increased in the
                Number of Directors . . . . . 9
Section 3.9.    Compensation  . . . . . . . . 9
Section 3.10.   Action Without a Meeting;
                Telephone Conference Meeting  9
Section 3.11.   Approval or Ratification of
                Acts or Contracts by
                Shareholders. . . . . . . . . 10

                    ARTICLE 4
                   Committees

Section 4.1.    Designation; Powers . . . . .10
Section 4.2.    Procedure; Meetings; Quorum  11
Section 4.3.    Substitution and Removal of
                Members; Vacancies  . . . . .11



                    ARTICLE 5
                     Officers

Section 5.1.    Number, Titles and Terms of
                Office . . . . . . . . . . . 11
Section 5.2.    Powers and Duties of the
                Chairman of the Board  . . . 12
Section 5.3.    Powers and Duties of the
                President  . . . . . . . . . 12
Section 5.4.    Secretary  . . . . . . . . . 12
Section 5.5.    Action with Respect to
                Securities of Other
                Corporations . . . . . . . . 13
Section 5.6.    Delegation . . . . . . . . . 13


                  ARTICLE 6
               Capital Stock

Section 6.1.    Certificate of Stock . . . . 13
Section 6.2.    Transfer of Shares . . . . . 14
Section 6.3.    Ownership of Shares. . . . . 14
Section 6.4.    Regulation Regarding
                Certificates . . . . . . . . 14
Section 6.5.    Lost or Destroyed
                Certificates . . . . . . . . 14



                  ARTICLE 7
             Miscellaneous Provisions

Section 7.1.    Fiscal Year  . . . . . . . . 15
Section 7.2.    Corporate Seal . . . . . . . 15
Section 7.3.    Notice and Waiver of Notice  15
Section 7.4.    Facsimile Signatures . . . . 16
Section 7.5.    Reliance upon Books, Reports
                and Records  . . . . . . . . 16
Section 7.6.    Application of Bylaws  . . . 16

                  ARTICLE 8
      Indemnification of Officers and Directors

Section 8.1.    Indemnification  . . . . . . 16
Section 8.2.    Nonexclusivity . . . . . . . 17
Section 8.3.    Insurance  . . . . . . . . . 17
Section 8.4.    Witnesses  . . . . . . . . . 17



                   ARTICLE 9
                   Amendments

Section 9.1.    Amendments . . . . . . . . . 18

                         BYLAWS

                           OF

                 TRINITY WORKS, INC.



                        Article 1
                         Offices

     Section 1.1. Registered Office. The registered office of the Corporation shall be the registered office named in the charter documents of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

     Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of
Directors may from time to time determine or the business of the Corporation may require.

                Article 2
              Shareholders

     Section 2.1. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Texas as shall be specified or fixed in the notices or waivers of notice thereof.

     Section 2.2. Quorum; Adjournment of Meetings. Unless otherwise required by law or provided in the Articles of Incorporation of the Corporation or these Bylaws, the holders of at least a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders for the transaction of business. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     Notwithstanding the other provisions of the Articles of Incorporation of the Corporation or these Bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy and entitled to vote thereat, at any meeting of shareholders whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

     Section 2.3. Annual Meeting. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place (within or without the State of Texas), on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the last annual meeting of shareholders.

     Section 2.4. Special Meetings. Unless otherwise provided in the Articles of Incorporation of the Corporation, special meetings of the shareholders for any purposes may be called at any time by the Chairman of the Board, by the President, or by a majority of the Board of Directors, or by a majority of the executive committee (if any), at such time and at such place as may be stated in the notice of the meeting. Business transacted at a special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

     Section 2.5. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix a date as the record date for any such determination of shareholders, which record date for any such determination of shareholders, which record date shall not precede the date on which the resolutions fixing the record date are adopted and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting of shareholders, nor more than sixty (60) days prior to any other action to which such record date relates.

     If the Board of Directors does not fix a record date for any meeting of the shareholders, the record date for determining shareholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Article 7,
Section 7.3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining shareholders for any other purpose (other than the consenting to corporate action in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     For the purpose of determining the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors does not fix the record date, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Texas or at its place of business. If the Board of Directors does not fix the record date, and prior action by the Board of Directors is necessary, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     Section 2.6. Notice of Meetings. Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board, the President, or the Secretary or the other person(s) calling the meeting to each shareholders entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation.

     Section 2.7. Shareholder List. A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in the name of such shareholder, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The shareholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     Section 2.8. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of shareholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time tof the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

    No proxy shall be valid after eleven (11) months from its date, unless the proxy provides for a longer period. Each proxy shall be revocable and coupled with an interest sufficient in law to support an irrevocable power.

     Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of such portion of the shares as is equal to the representing such shares divided by the total number of shares represented by such proxies.

     Section 2.9. Voting; Election; Inspectors. Unless otherwise required by law or provided in the Articles of Incorporation of the Corporation, each shareholder shall on each matter submitted to a vote at a meeting of shareholders have one vote for each share of the stock entitled to vote which is registered in his name on the record date for the meeting. For the purposes hereof, each election to fill a directorship shall constitute a separate matter.

Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by the executor or administrator of such person's estate, either in person or by proxy.

     All voting, except as required by the Articles of Incorporation of the Corporation or where otherwise required by law, may be by a voice vote; provided, however, upon request of the chairman of the meeting or upon demand therefor by shareholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting.

All elections of directors shall be by written ballots, unless otherwise provided in the Articles of Incorporation of the Corporation.

     At any meeting at which a vote is taken by written ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. Such inspector shall receive the written ballots, count the votes, and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

     Unless otherwise provided in the Articles of Incorporation of the Corporation, cumulative voting for the election of directors shall be prohibited.

     Section 2.10. Conduct of Meetings. The meetings of the shareholders shall be presided over by the Chairman of the Board, or, if the Chairman of the Board is not present, by the President, or, if neither the Chairman of the Board nor the President is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or, if the Secretary is not present, then a secretary shall be appointed by the chairman of the meeting.

     The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order.

     Section 2.11. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes. Nothing in this Section 2.11 shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 2.12. Action Without Meeting. Unless otherwise provided in the Articles of Incorporation of the Corporation, any action permitted or required by law, the Articles of Incorporation of the Corporation of these Bylaws to be taken at a meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding shares entitled to vote on such action and shall be delivered to the Corporation by delivery to its registered office in the state of incorporation, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section to the Corporation by delivery to its registered office in the state of incorporation, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                     Article 3
               Board of Directors

     Section 3.1. Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and, subject to the restrictions imposed by law or the Articles of Incorporation of the Corporation, the Board of Directors may exercise all the powers of the Corporation.

The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). If the Board of Directors makes no such determination, the number of directors shall be three. Each director shall hold office for the term for which such have been elected and qualified or until such director's earlier death, resignation or removal.

     Unless otherwise provided in the Articles of Incorporation of the Corporation, directors need not be shareholders nor residents of the State of Texas.

     Section 3.2. Quorum; Voting. Unless otherwise provided in the Articles of Incorporation of the Corporation, a majority of the number of directors fixed in accordance, with Section 3.1 shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3.3. Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Texas of the Corporation, as the Board of Directors may from time to time determine. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in the Chairman of the Board's absence by the President or by the Board of Directors.

     Section 3.4. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held after the annual meeting of shareholders, the Board of Directors shall elect the officers of the Corporation.

Section 3.5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by the Chairman of the Board, or in the Chairman of the Board's absence, by the President, or in the President's absence, by another officer of the Corporation. Notice of such regular meetings shall not be required.

     Section 3.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, or in the Chairman of the Board's absence, by the President, or, on the written request of any director, by the Secretary, in each case on at least twenty-four (24) hours' personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article 7, Section 7.3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Articles of Incorporation of the Corporation or these Bylaws. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing.

     Section 3.7. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote an election of directors.

     Section 3.8. Vacancies; Increases in the Number of Directors. Unless otherwise provided in the Articles of Incorporation of the Corporation, vacancies existing on the Board of Directors for any reason may be filed by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and any director so chosen shall hold office until the next annual election and until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation or removal.

     Section 3.9. Compensation. Directors and members of standing committees may receive such compensation as the Board of Directors from time to time shall determine to be appropriate, and shall be reimbursed for all reasonable expenses incurred in attending and returning from meetings of the Board of Directors.

     Section 3.10. Action Without a Meeting; Telephone Conference Meeting. Unless otherwise restricted by the Articles of Incorporation of the Corporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the state of incorporation of the Corporation.

     Unless otherwise restricted by the Articles of Incorporation of the Corporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be by means of a conference telephone connection or similar communications equipment by means of which all persons participating in the meeting shall hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction if any business on the ground that the meeting is not lawfully called or convened.

     Section 3.11. Approval or Ratification of Acts or Contracts by Shareholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering any such act or contract, and any act of contract that shall be approved or be ratified by the vote of the shareholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present) shall be as valid and as binding upon the Corporation and upon all the shareholders as if it has been approved or ratified by every shareholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of shareholders holding all of the issued and outstanding shares of capital stock of the Corporation entitled to vote, and such consent shall be as valid and binding upon the Corporation and upon all the shareholders as if it had been approved or ratified by every shareholder of the Corporation.

                Article 4
               Committees

     Section 4.1. Designation; Powers. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, with each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Articles of Incorporation of the Corporation, adopting an agreement of merger of consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing these Bylaws or adopting mew bylaws for the Corporation. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by the Board of Directors.

     Section 4.2. Procedure; Meetings; Quorum. Any committee designated pursuant to this Article 4 shall keep regular minutes of its actions and proceedings in a book provided for that purpose and report the same to the Board of Directors at its meeting next succeeding such action, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of these Bylaws pertaining to the calling of meetings and conduct of business by the Board of Directors shall apply as nearly as may be possible. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, except as provided in Section 4.3 of this Article 4, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 4.3. Substitution and Removal of Members; Vacancies. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

                  Article 5
                  Officers

     Section 5.1. Number, Titles and term of Office. The officers of the Corporation shall be a Chairman of the Board, President, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint (including, but not limited to, a Treasurer, one or more Vice Presidents, Assistant Secretaries and one or more Assistant Treasurers). Each officer shall hold office until such officer's successor shall be duly elected and shall qualify or until such officer's death or until such officer shall resign or shall have been removed. Any number of offices may be held by the same person, unless the Articles of Incorporation of the Corporation provide otherwise.

Except for the Chairman of the Board, no officer need be a director.

     Section 5.2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors and the Executive Committee (if any), the Chairman of the Board shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Chairman of the Board by the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors.

     Section 5.3. Powers and Duties of the President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, the President shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board (should the President be a director) preside at all meetings of the shareholders and of the Board of Directors; and the President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the President by the Board of Directors or the Chairman of the Board.

     Section 5.4. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the shareholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation affix the seal of the Corporation to all contracts and attest the affixation of the seal of the

Corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Secretary by the Board of Directors, the Chairman of the Board, the President or the Vice Chairman of the Board; and shall in general perform all acts incident to the office of Secretary, subject to the control of the Board of Directors, the Chairman of the Board or the President.

     Section 5.5. Action Without Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board or the President, together with the Secretary shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of any other corporation in which this Corporation may hold securities and otherwise exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

    Section 5.6. Delegation. For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statue, delegate the powers or duties of any officer to any other person, any may authorize any officer to delegate specified duties of such office to any other person. Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.

                  Article 6
                Capital Stock

      Section 6.1. Certificates of Stock. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Articles of Incorporation of the Corporation, as shall be approved by the Board of Directors. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board or President and the Secretary of the Corporation representing the number of shares (and, if the stock of the Corporation shall be divided into classes or series, certifying the class and series of such shares) owned by such shareholder which are registered in certified form; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

Section 6.2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6.3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share of shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

     Section 6.4. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulation as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

     Section 6.5. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which the Corporation may issue a new certificate of stock in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and may require the owner of such certificate or such owner's legal representative to give bond, with surety sufficient to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in the place of the one so lost, stolen or destroyed.

                 Article 7
         Miscellaneous Provisions
     Section 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.

     Section 7.2. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of its incorporation, which seal shall be in the charge of the Secretary and shall be affixed to certificates of stock, debentures, bonds, and other documents, in accordance with the direction of the Board of Directors or a committee thereof, and as may be required by law; however, the Secretary may, if the Secretary deems it expedient, have a facsimile of the corporate seal inscribed on any such certificates of stock, debentures, bonds, contract or other documents.

     Section 7.3. Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Articles of Incorporation of the Corporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission (including by telecopy or facsimile transmission) or (ii) by deposit of the same in a post office box or by delivery to an overnight courier service company in a sealed prepaid wrapper addressed to the person entitled thereto at such person's post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing or delivery to courier, as the case may be.

  Whenever notice is required to be given by law, the Articles of Incorporation of the Corporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent
to notice.   Attendance of a person, including without limitation a director, at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need to be specified in any written waiver of notice unless so required by the Articles of Incorporation of the Corporation or these Bylaws.

     Section 7.4. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

     Section 7.5. Reliance upon Books, Reports and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person's duties, be protected to the fullest extent permitted by law in relying upon the records of the Corporation and upon information, opinion, reports or statements presented to the Corporation.

     Section 7.6. Application of Bylaws. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the State of Texas or of any other governmental body or power having jurisdiction over this Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.

                              Article 8
       Indemnification of Officers and Directors

     Section 8.1. Indemnification. As permitted by Section G of Article 2.02-1 of the Texas Business Corporation Act or any successor statute (the "Indemnification Article"), the Corporation hereby:

          (a) makes mandatory the indemnification permitted under Section B of the Indemnification Article as contemplated by Section G thereof;

(b) makes mandatory its payment or reimbursement of the reasonable expenses incurred by a former or present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding upon such director's compliance with the requirements of Section K of the Indemnification Article; and

(c)  extends the mandatory indemnification referred to in Section
8.1(a) above and the mandatory payment or reimbursement of expenses referred to in Section 8.1(b) above (i) to all former or present officers of the Corporation and (ii) to all persons who are or were serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust or employee benefit plan, to the same extent that the Corporation is obligated to indemnify and pay or reimburse expenses to directors.

     Section 8.2. Nonexclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which the person indemnified may be entitled under any bylaw, agreement, authorization of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person.